INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of John Hancock Investment Trust on Form N-14 of our report dated April 4, 2003, relating to the John Hancock Dividend Performers Fund, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Financial Statements" and "Experts" in such Prospectus.



/s/DELOITTE & TOUCHE LLP
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Boston, Massachusetts
August 27, 2003